Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 3, 2017, among Peabody Energy Corporation, a Delaware corporation (the “Successor Issuer”), Peabody Securities Finance Corporation, a Delaware corporation (the “Escrow Issuer”), each of the Guarantors listed on the signature pages hereto (each, a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Escrow Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of February 15, 2017, among the Escrow Issuer and the Trustee (the “Initial Indenture” and as supplemented by this Supplemental Indenture, the “Indenture”) providing for the issuance of 6.000% Senior Secured Notes due 2022 (the “2022 Notes”) and the issuance of 6.375% Senior Secured Notes (the “2025 Notes”, and together with the 2022 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);

WHEREAS, on the date hereof, the Escrow Issuer is merging with and into the Successor Issuer, with the Successor Issuer being the surviving Person of such merger (the “Assumption”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    ASSUMPTION OF OBLIGATIONS. Effective upon consummation of the Assumption, the Successor Issuer, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Escrow Issuer under the Indenture and the Notes. The Successor Issuer hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes and agrees that it shall be a Successor Company and a Surviving Company and shall succeed to and be substitute for, and may exercise every right and power of, the Escrow Issuer under the Indenture and the Notes.

3.    AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees, jointly and severally with all other Guaranteeing Subsidiaries, and fully and unconditionally, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including, but not limited to, Article X thereof.

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4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Successor Issuer or any Guarantor, as such, will have any liability for any obligations of the Successor Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees, Security Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Successor Issuer.

9.    RATIFICATION OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Successor Issuer:

PEABODY ENERGY CORPORATION

By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	Senior Vice President, Finance

Escrow Issuer:

PEABODY SECURITIES FINANCE CORPORATION

By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	President

[Signature Page to Supplemental Indenture]

Guarantors:

AMERICAN LAND DEVELOPMENT, LLC
AMERICAN LAND HOLDINGS OF COLORADO, LLC
AMERICAN LAND HOLDINGS OF ILLINOIS, LLC
AMERICAN LAND HOLDINGS OF INDIANA, LLC
AMERICAN LAND HOLDINGS OF KENTUCKY, LLC
BIG RIDGE, INC.
BTU WESTERN RESOURCES, INC.
COALSALES II, LLC
CONSERVANCY RESOURCES, LLC
EL SEGUNDO COAL COMPANY, LLC
HAYDEN GULCH TERMINAL, LLC
HILLSIDE RECREATIONAL LANDS, LLC
JAMES RIVER COAL TERMINAL, LLC
KAYENTA MOBILE HOME PARK, INC.
KENTUCKY UNITED COAL, LLC
MOFFAT COUNTY MINING, LLC
NEW MEXICO COAL RESOURCES, LLC
PEABODY AMERICA, LLC
PEABODY ARCLAR MINING, LLC
PEABODY ASSET HOLDINGS, LLC
PEABODY BEAR RUN MINING, LLC
PEABODY BEAR RUN SERVICES, LLC
PEABODY CABALLO MINING, LLC
PEABODY CARDINAL GASIFICATION, LLC
PEABODY CHINA, LLC
PEABODY COALSALES, LLC
PEABODY COALTRADE, LLC
PEABODY COLORADO OPERATIONS, LLC
PEABODY COLORADO SERVICES, LLC
PEABODY COULTERVILLE MINING, LLC
PEABODY DEVELOPMENT COMPANY, LLC
PEABODY ELECTRICITY, LLC
PEABODY EMPLOYMENT SERVICES, LLC
PEABODY GATEWAY NORTH MINING, LLC
PEABODY GATEWAY SERVICES, LLC
PEABODY GLOBAL FUNDING, LLC
PEABODY HOLDING COMPANY, LLC
PEABODY ILLINOIS SERVICES, LLC
PEABODY INDIANA SERVICES, LLC

[Signature Page to Supplemental Indenture]

PEABODY INTERNATIONAL INVESTMENTS, INC.

PEABODY INTERNATIONAL SERVICES, INC.

PEABODY INVESTMENTS CORP.

PEABODY MIDWEST MANAGEMENT SERVICES, LLC

PEABODY MIDWEST MINING, LLC

PEABODY MIDWEST OPERATIONS, LLC

PEABODY MIDWEST SERVICES, LLC

PEABODY MONGOLIA, LLC

PEABODY NATURAL GAS, LLC

PEABODY NATURAL RESOURCES COMPANY

PEABODY NEW MEXICO SERVICES, LLC

PEABODY OPERATIONS HOLDING, LLC

PEABODY POWDER RIVER MINING, LLC

PEABODY POWDER RIVER OPERATIONS, LLC

PEABODY POWDER RIVER SERVICES,

LLC

PEABODY ROCKY MOUNTAIN

MANAGEMENT SERVICES, LLC

PEABODY ROCKY MOUNTAIN SERVICES, LLC

PEABODY SCHOOL CREEK MINING, LLC

PEABODY SERVICES HOLDINGS, LLC

PEABODY TERMINALS, LLC

PEABODY VENEZUELA COAL CORP.

PEABODY VENTURE FUND, LLC

PEABODY WILD BOAR MINING, LLC

PEABODY WILD BOAR SERVICES, LLC

PEABODY WILLIAMS FORK MINING, LLC

PEABODY WYOMING SERVICES, LLC

PEABODY-WATERSIDE DEVELOPMENT, L.L.C.

PEC EQUIPMENT COMPANY, LLC

SAGE CREEK LAND & RESERVES, LLC

SHOSHONE COAL CORPORATION

TWENTYMILE COAL, LLC

By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	Senior Vice President, Finance

[Signature Page to Supplemental Indenture]

PEABODY INTERNATIONAL HOLDINGS, LLC

By:	Peabody Investments Corp., as its sole member

By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	Senior Vice President, Finance

PEABODY IC FUNDING CORP.

By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	President

[Signature Page to Supplemental Indenture]

BIG SKY COAL COMPANY

By:	/s/ Bryce G. West
	Name:	Bryce G. West
	Title	President

[Signature Page to Supplemental Indenture]

PEABODY SAGE CREEK MINING, LLC
SAGE CREEK HOLDINGS, LLC

By:	/s/ Mark A. Scimio
	Name:	Mark A. Scimio
	Title:	President

[Signature Page to Supplemental Indenture]

PEABODY TWENTYMILE MINING, LLC

By:	/s/ Patrick K. Sollars
	Name:	Patrick K. Sollars
	Title:	President

[Signature Page to Supplemental Indenture]

PEABODY WESTERN COAL COMPANY SENECA PROPERTY, LLC UNITED MINERALS COMPANY, LLC

By:	/s/ Robert F. Bruer
	Name:	Robert F. Bruer
	Title:	Vice President

[Signature Page to Supplemental Indenture]

SENECA COAL COMPANY, LLC

By:	/s/ Charles R. Otec
	Name:	Charles R. Otec
	Title:	President

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
	Name:	Shawn Goffinet
	Title:	Assistant Vice President

[Signature Page to Supplemental Indenture]